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                                                                   Exhibit 10.52


                                 PROMISSORY NOTE


$7,576,900.00                                                    January 1, 2002


     FOR VALUE RECEIVED, AMERICAN RETIREMENT CORPORATION, a Tennessee corporation, with a principal place of business at 111 Westwood Place, Suite 402, Brentwood, Tennessee 37027 ("Borrower," which term shall include its successors and assigns wherever the context requires), promises to pay to the order of SIRROM PARTNERS, a Texas partnership ("Lender"), as agent for SPRTS Greenville, L.P., SRMP Delray Beach, L.P., SRMP Coconut Creek, L.P. and SP Boynton Beach, L.P., the principal sum of SEVEN MILLION FIVE HUNDRED SEVENTY-SIX THOUSAND NINE HUNDRED AND NO/100THS DOLLARS ($7,576,900.00),with interest thereon at a fixed rate of nine and five-eighths percent (9.625%) per annum (the "Interest Rate"), until such principal sum shall be fully paid. All interest hereunder shall be calculated based upon a 365-day year and the actual number of days elapsed.


SECTION 1. CERTAIN DEFINITIONS USED IN THIS NOTE.

          As used herein, the following terms shall have the meanings set forth below:

          (a) Approved Change in Control. The term "Approved Change in Control" shall mean any Change in Control that occurs on or before September 30, 2002 and that, directly or indirectly, results in, or is associated with, any of the following: (i) Borrower's receipt of gross proceeds of at least $80 million, or (ii) the redemption, retirement or extinguishment of at least $80 million of the Convertible Debentures, or (iii) the extension of the maturity date for at least $80 million of the Convertible Debentures to a date that is no earlier than October 31, 2004, or (iv) the exchange of at least $80 million of the Convertible Debentures for cash and/or other securities of Borrower (provided that if those securities (or any of them) are debt securities they will have a maturity date no earlier than October 31, 2004).

          (b) Business Day. The term "Business Day" means a day on which banks are not required or authorized by law to close in Nashville, Tennessee.

          (c) Dollars. The term "Dollars" or "$" means lawful money of the United States.

          (d) Change in Control. The term "Change in Control" shall mean the following:

               (i) all or substantially all of Borrower's assets are sold as an entirety to any person or entity or related group of persons or entities;


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               (ii) there shall be consummated any consolidation or merger of
          Borrower (a) in which Borrower is not the continuing or surviving corporation (other than a consolidation or merger with a wholly-owned subsidiary of Borrower in which all common stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration) or (b) pursuant to which the common stock of Borrower is converted into cash, securities or other property, in each case other than a consolidation or merger of Borrower in which the holders of Borrower's common stock immediately prior to the consolidation or merger own, directly or indirectly, at least a majority of the common stock of the continuing or surviving corporation immediately after such consolidation or merger; or

               (iii) any person, or any persons acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any affiliates thereof, shall acquire, whether pursuant to a tender offer or otherwise, beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the total voting power of all classes of capital stock of Borrower entitled to vote generally in the election of directors of Borrower.

          Notwithstanding anything to the contrary set forth in this definition, a Change in Control shall not be deemed to have occurred under subparagraph (iii) above, solely by virtue of Borrower, any subsidiary of Borrower, any employee share purchase plan, share option plan or other share incentive plan or program, retirement plan or automatic dividend reinvestment plan or any substantially similar plan of Borrower or any subsidiary or any person holding securities of Borrower for or pursuant to the terms of any such employee benefit plan, filing or becoming obligated to file a report under or in response to Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of capital stock of Borrower, whether at least 50% of the total voting power referred to in subparagraph (iii) above, or otherwise.

          (e)  Loan Documents. The term "Loan Documents" means (1) this Note,
     (2) that certain Promissory Note of even date herewith from Borrower payable to C/M Corporation, a Tennessee corporation, as agent for C/M Denver, LLC and C/M Willowbrook, L.P. ("C/M Agent") in the aggregate principal amount of $3,255,400, (3) that certain Promissory Note of even date herewith from Borrower payable to TSC Healthcare, Inc., a Kentucky corporation, as agent for TSC Healthcare Shadowlake III, L.P., TSC Healthcare Northwest Hills II, L.P., TSC Healthcare Wadsworth IV, LLC and TSC Healthcare Taxco I, L.P. ("TSC Agent") in the aggregate principal amount of $6,407,300, (4) the Texas Deed of Trust (as hereinafter defined),
     (5) the Texas Assignment of Leases and Rents (as hereinafter defined), (6) the Imperial Plaza Pledge Agreement (as hereinafter defined), (7) the Imperial Services Pledge Agreement (as hereinafter defined), (8) the Air Force Village Pledge Agreement (as hereinafter defined)


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     and (9) that certain Intercreditor Agreement of even date herewith among
     Borrower, Lender, C/M Agent and TSC Agent (the "Intercreditor Agreement").


SECTION 2. PAYMENTS.

     Section 2.1. Principal and Interest Generally. Principal and interest shall be payable as follows:

          (a) Commencing on March 31, 2002, and on the last day of each succeeding June, September, December and March thereafter, or if such day is not a Business Day, on the next succeeding Business Day thereafter (each, an "Interest Payment Date"), Borrower will make an interest only payment to Lender equal to all interest that shall have accrued on the outstanding principal balance hereof from the immediately preceding Interest Payment Date, except that the first interest payment to be made hereunder by Borrower shall be equal to the amount of all interest which shall have accrued on the outstanding principal balance hereof from the date of this Note; and

          (b) On October 1, 2008 ("Maturity Date"), Borrower shall pay the entire then-outstanding principal balance hereof, together with all accrued and unpaid interest thereon.

     Section 2.2. Principal and Interest Following an Approved Change of Control. Notwithstanding anything herein to the contrary, upon the occurrence of an Approved Change in Control, (a) the Maturity Date shall automatically be modified to be December 31, 2006, and (b) in addition to the interest payments described in 2.1(a) above, Borrower shall make principal payments hereunder as follows:

               (i) on each Interest Payment Date occurring in 2003, Borrower shall make a principal payment to Lender in the amount of Fifty-Four Thousand Nine Hundred and 00/100 Dollars ($54,900.00);

               (ii) on each Interest Payment Date occurring in 2004, 2005 and 2006, Borrower shall make a principal payment to Lender in the amount of One Hundred Nine Thousand Nine Hundred and No/100 Dollars ($109,900.00); provided, however, that the entire outstanding principal balance hereof, together with all accrued and unpaid interest thereon, shall be due and payable on December 31, 2006.

     Section 2.3. Late Charges; Default Rate. In the event Borrower fails to make any payment of principal or interest hereunder within ten (10) days after the date the same is due, interest may be charged on such delinquent payment at the Default Rate (as defined below) until such delinquent payment is paid, and Borrower shall also pay a Late Charge (as defined below) on such delinquent installment. The "Default Rate" shall be a rate equal to four percent (4%) per annum above the Interest Rate, and the "Late Charge" shall be two percent (2%) of the amount of the delinquent installment; provided, however, that neither the Late Charge nor the Default Rate shall be greater than is permitted by applicable law.


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     Section 2.4. Prepayments. This Note may be prepaid, in whole or in part, at any time without premium or penalty.


SECTION 3. DEFAULT AND REMEDIES.

     At the option of the holder of this Note, the entire indebtedness evidenced hereby shall become immediately due and payable without further notice or demand, and notwithstanding any prior waiver of any breach or default or other indulgence, upon the occurrence at any time, and during the continuance, of any one or more of the following events: (i) default in making any payment of interest, principal, or other charges or payments due hereunder after five (5) days' prior written notice from Lender to Borrower of Borrower's failure to pay such amount of interest, principal or other charge or payment due hereunder, provided, that if Lender has given two (2) such notices during any twelve (12) month period, Lender shall have no further obligation thereafter to give notice of or any cure period for such a default and Lender may immediately exercise its remedies upon the occurrence of any such default without notice to Borrower;
(ii) an Event of Default under or as defined in any of the Loan Documents; (iii) bankruptcy proceedings or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, shall have been instituted by or against Borrower and, if instituted against Borrower, shall have been consented to by Borrower or shall not have been dismissed within ninety (90) days after such institution; or (iv) a Change in Control occurs; provided, however, that notwithstanding the foregoing or anything set forth in any of the Loan Documents to the contrary, (x) the occurrence of an Approved Change in Control shall not constitute an event of default hereunder, and (y) from and after the occurrence of any Approved Change in Control, any subsequent Change in Control shall not constitute an event of default hereunder, it being agreed that this clause (iv) shall be ineffective, null and void from and after the occurrence of any Approved Change in Control.


SECTION 4. MISCELLANEOUS:

     Section 4.1. Waiver.

          (a) No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of any such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed to be a bar to or waiver of the same or of any other right on any future occasion.

          (b) No release of any security for the amounts due under this Note, no extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of the Loan Documents made by agreement between Lender and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower for the payment of all or any part of the indebtedness evidenced hereby.

     Section 4.2. Usury. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal


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law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this paragraph shall control every other covenant and agreement in this Note and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the indebtedness evidenced hereby or if Lender's exercise of the option to accelerate the Maturity Date, or if any prepayment is made by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Lender's express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of this Note and all other obligations and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the stated term of this Note ending on the Maturity Date until payment in full so that the rate or amount of interest on account of the indebtedness evidenced by the Note does not exceed the maximum lawful rate from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

     Section 4.3. Severability. The invalidity or unenforceability of any provision hereof or of any of the other Loan Documents or of any other Loan Document shall not impair or vitiate any other provision of any of such instruments, agreements and documents, all of which provisions shall be enforceable to the fullest extent now or hereafter permitted by law.

     Section 4.4. Notices. Any notice or request hereunder shall be in writing and shall be delivered or sent by hand delivery, certified U.S. mail (return receipt requested), nationally recognized overnight delivery service (such as Federal Express) or telecopy facsimile to the respective parties at the addresses or telecopy numbers set forth opposite their respective names below or in accordance with any subsequent unrevoked written direction from any party to the others, and in all such cases shall be deemed effective upon delivery or refusal of delivery; provided that notice sent by telecopy facsimile shall be deemed effective on the date of transmission if such date is a Business Day, or if transmission does not occur on a Business Day, on the first Business Day thereafter. Such notices shall be sent to the following addresses:

If to ARC:          American Retirement Corporation
                    111 Westwood Place, Suite 402
                    Brentwood, Tennessee 37027
                    Attention: W.E. Sheriff
                    Telecopier No. 615-221-5284


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with a copy to:     T. Andrew Smith
                    Bass, Berry & Sims PLC
                    AmSouth Center
                    315 Deaderick Street, Suite 2700
                    Nashville, Tennessee 37238-3001
                    Telecopier No. 615-742-2766

If to Lender:       Sirrom Partners, as agent
                    3401 West End Avenue, Suite 685
                    Nashville, TN 37203
                    Attention: John A. Morris, Jr., M.D.
                    Telecopier No.: (615) 665 4450.

with copies to:     Warren H. Wild, Jr.
                    Stites & Harbison, PLLC
                    424 Church Street, Suite 1800
                    Nashville, Tennessee 37219
                    Telecopier No.: 615-782-2371

                    C/M Corporation, as agent
                    2002 Richard Jones Road, Suite 306C
                    Nashville, Tennessee  37215
                    Attn: James N. Maddox and Thomas F. Corcoran
                    Telecopier No.: 615-298-5974

                    Donald I.N. McKenzie, Esq.
                    Sherrard & Roe, PLC
                    424 Church Street, Suite 2000
                    Nashville, Tennessee 37219-2319
                    Telecopier No.: 615-742-4539

                    TSC Healthcare, Inc., as agent
                    138 Second Avenue North, Suite 200
                    Nashville, Tennessee 37201
                    Attn: David Wilds
                    Telecopier No.: 615-376-6310

                    W. Fred Williams
                    138 Second Avenue North, Suite 300
                    Nashville, Tennessee 37201
                    Telecopier No.: 615-467-1880


     Section 4.5. Choice of Law. THIS NOTE AND ALL AGREEMENTS AND INSTRUMENTS EXECUTED BY BORROWER IN CONNECTION HEREWITH AND WITH THE OTHER LOAN DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH THEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE


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WITH THE INTERNAL LAWS OF THE STATE OF TENNESSEE WITHOUT REGARD TO PRINCIPLES OF
CONFLICTS OF LAW.

     Section 4.6. Security. Payment of this Note is secured by the following, all of which are of even date herewith, as the same may be amended, modified or supplemented from time to time: (1) a Leasehold Deed of Trust, Security Agreement and Fixture Financing Statement (the "Texas Deed of Trust") from ARC Air Force Village, L.P., a Tennessee limited partnership ("ARC Air Force Village"), to First Title and Escrow Company, Inc., a Tennessee corporation, as collateral agent for Lender, C/M Agent and TSC Agent (the "Collateral Agent"), regarding a certain leasehold estate located in San Antonio, Texas (the "Texas Property") and owned by ARC Air Force Village, as well as an Absolute Assignment of Leases and Rents from ARC Air Force Village to Collateral Agent with respect to such Texas Property (the "Texas Assignment of Leases and Rents"); (2) a Pledge and Security Agreement from Borrower to the Collateral Agent pledging all of Borrower's shares of stock in ARC Imperial Plaza, Inc. (the "Imperial Plaza Pledge Agreement"); (3) a Pledge and Security Agreement from Borrower to the Collateral Agent pledging all of Borrower's shares of stock in ARC Imperial Services, Inc. (the "Imperial Services Pledge Agreement"); (4) a Pledge and Security Agreement from Borrower to the Collateral Agent pledging all of Borrower's partnership interest in ARC Air Force Village, L.P. (the "Air Force Village Pledge Agreement"), and (5) the Intercreditor Agreement.

     Section 4.7. Section Headings, Construction - The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Note unless otherwise specified. All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.

     IN WITNESS WHEREOF, Borrower has caused this instrument to be executed as of the day and year first above written.

                                        AMERICAN RETIREMENT CORPORATION,
                                        a Tennessee corporation


                                        By: /s/ George T. Hicks
                                            ------------------------------------
                                            Name:  George T. Hicks
                                            Title: Secretary


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